UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2012

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2012, Zayo Group, LLC (“Zayo” or the “Company”) entered into an Membership Interest Purchase Agreement (the “Agreement”) with First Communications, Inc, the parent of First Telecom Services, LLC (“First Telecom”), an Ohio limited liability company. Upon the close of the transaction contemplated by the Agreement, Zayo will acquire 100 percent of the equity interest in First Telecom. The purchase price, subject to certain adjustments at closing and post-closing, is $110.0 million and will be paid with cash on hand. The Agreement is subject to customary closing conditions (including regulatory approval) and includes customary representations, warranties, covenants and agreements.

First Telecom is a provider of bandwidth infrastructure services throughout the Northeastern and Midwestern United States. First Telecom manages a network of over 8,000 route miles of fiber and approximately 500 on-net buildings. It is focused on providing dark fiber and wavelength services across an 11 state footprint, with the highest concentration of network and revenue in Pennsylvania and Ohio.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement dated October 12, 2012 which is incorporated by reference as Exhibit 2.1 to this current report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On October 17, 2012, Zayo issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Information

The Company is still reviewing the financial statements of First Telecom. Financial statements and pro forma financial information related to this transaction are not being filed with this filing. To the extent such information is required by this Item, it will be filed by amendment to this Current Report not later than 75 days after the closing of the acquisition.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Form 8-K:

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement by and between First Communications, Inc. and Zayo Group, LLC dated October 12, 2012.

99.1†	Press Release dated October 17, 2012

*	Filed Herewith
†	The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 on Form 10-K filed with the SEC on September 14, 2012, including those under the heading “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Ken desGarennes Chief Financial Officer

DATED: October 17, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement by and between First Communications, Inc. and Zayo Group, LLC dated October 12, 2012.

99.1†	Press Release dated October 17, 2012

*	Filed Herewith
†	The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.